Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S-8 of Digital Realty Trust, Inc. of our reports dated March 30, 2007 on the statement of revenues and certain expenses of 14901 FAA Boulevard and 600 Winter Street, for the year ended December 31, 2005, which reports appear in the current report on Form 8-K dated April 25, 2007 of Digital Realty Trust, Inc.

/s/ The Schonbraun McCann Group LLP

Roseland, New Jersey

November 29, 2007